Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements of XTI Aerospace, Inc. Forms S-3 [File No. 333-276905]; [File No. 333-256827]; Forms S-1 [File No. 333-276175]; [File No. 333-272904]; [File No. 333-233763]; [File No. 333-232448]; Forms S-8 [File No. 333-276335]; [File No. 333-261282]; [File No. 333-256831]; [File No. 333- 237659]; [File No. 333-234458]; [File No. 333-230965]; [File No. 333-229374]; [File No. 333-224506]; [File No. 333-216295]; and [File No. 333-195655] of our report dated May 28, 2024, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of XTI Aircraft Company as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022, which report appears in the Amendment No. 1 to the Current Report on Form 8-K filed by XTI Aerospace, Inc. with the Securities and Exchange Commission on May 28, 2024.

/s/ Marcum llp

Marcum llp

New York, NY

May 28, 2024